Exhibit 10.19
OVERTURE LICENSE AGREEMENT
          This License Agreement (the “Agreement”) is effective October 17, 2005 (“Effective License Date”), by and between Overture Services, Inc. (“Overture”) and Interchange Corporation (“Licensee”).
WITNESSETH
          WHEREAS, Overture, as a result of its research and development and pursuant to assignment, is the owner of all right, title and interest in and to certain inventions relating to improvements in search engine methods and apparatus for use with computer networks such as the Internet; and
          WHEREAS, Overture and Licensee desire to enter into this Agreement pursuant to which Overture will license to Licensee, and Licensee will license from Overture, certain patents subject to the terms and conditions hereof;
          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS
          As used in this Agreement, the following terms shall be defined as set forth:
          “Change in Control” means (a) a merger, consolidation or other reorganization to which Licensee is a party, if the individuals and entities who were stockholders (or partners or members or others that hold an ownership interest) of Licensee immediately prior to the effective date of the transaction have “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of less than fifty percent (50%) of the total combined voting power for election of directors (or their equivalent) of the surviving entity following the effective date of the transaction, (b) acquisition by any entity or group of direct or indirect beneficial ownership in the aggregate of then issued and outstanding securities (or other ownership interests) of Licensee in a single transaction or a series of transactions representing in the aggregate forty percent (40%) or more of the total combined voting power of Licensee, or (c) a sale of all or substantially all of Licensee’s assets.
          “Earned Royalties” means royalties paid or payable by Licensee to Overture pursuant to Section 4.2 or Section 4.3, as applicable, below.
          “Gross Revenue” means the amounts earned by the Licensee and its subsidiaries, from and after the Effective License Date, that *** result from its use and operation of an internet search engine method or apparatus to provide a “pay for placement” advertising service; and (b) are attributable to the use, performance or other exploitation of any claim under the Licensed Patents ***. The parties acknowledge that amounts earned from the Licensee System fulfills the requirements in subsections (a) and (b). “Amounts earned by the Licensee and its subsidiaries” shall not include ***. In cases in which Licensee operates the Licensee System to

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provide paid search results for partners or affiliates, the total revenue earned before any revenue sharing with such partners or affiliates shall be included in Gross Revenue. ***
          “License” means the license granted pursuant to Section 2.1.
          “Licensed Patents” means U.S. Patent Nos. 6,269,361 (“the ‘361 patent”) ***
          “Licensee System” means the “Pay-For-Placement Paid Listing” systems, technologies, methodologies, services, and products as currently available at Licensee’s website, www.epilot.com, as the same have been made available prior to the Effective License Date or are made available from time to time during the Term, by Licensee and its subsidiaries.
          “Quarter” means the three-month periods ending March 31, June 30, September 30 and December 31 of each Royalty Year.
          “Royalty Year” means each royalty year (or remainder thereof) during the term of this Agreement.
ARTICLE II
GRANT OF LICENSE; ACKNOWLEDGEMENTS; RELEASE
          2.1 Subject to the terms and conditions of this Agreement, Overture hereby grants to Licensee and its subsidiaries a worldwide non-exclusive, non-transferable, non-assignable, and non-sublicensable license under the Licensed Patents; provided, however, that any entities or businesses acquired by Licensee after the Effective License Date shall be included hereunder only as of such date of acquisition, and this Agreement shall not apply to release any such after-acquired businesses or entities from potential claims based upon or arising out of the Licensed Patents before such date of acquisition. No other license, express or implied, is granted to Licensee under any other patent, patent application, or other proprietary right of Overture. ***
          2.2 Licensee’s acceptance of this grant of license is not an admission of use, performance or exploitation of the Licensed Patents in connection with the businesses of Licensee or its subsidiaries, nor an obligation to use, perform or otherwise exploit the Licensed Patents in connection with its Licensee System or other businesses during the Term hereof. Licensee shall not be restricted in any manner from licensing, developing or otherwise acquiring intellectual property that may substitute or be used in conjunction with the Licensed Patents to the extent applicable.
          2.3 Except as to executory performances required under this Agreement, Overture hereby unconditionally assigns, releases and absolutely and forever discharges Licensee and its existing subsidiaries as of the Effective License Date, and each of their past, present, and future officers, directors, employees, agents and representatives, and predecessors, and each of them, from any and all claims, demands, damages, debts, losses, causes of action, costs, expenses, accounts, obligations, attorney’s fees, liabilities, actions, causes of actions and indemnities of all and any nature whatsoever, under the law of any jurisdiction worldwide, whether known or unknown, suspected or unsuspected, whether concealed or hidden, which Overture now has, owns or holds or at any time heretofore ever had, owned or held, or could, shall or may hereafter have, own or hold against Licensee or its existing subsidiaries as of the

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Effective License Date, based upon or arising out of the Licensed Patents prior to the Effective License Date (collectively referred to as the “Released Matters”). *** It is the intention of the parties in executing this Agreement that this Agreement shall be effective as a full and final accord and satisfaction and general release of and from the Released Matters. With respect to any and all of the claims encompassed by this Section, Overture intends to and does hereby expressly waive, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides that:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Overture further agrees that it may hereafter discover facts in addition to or different from those which are known or believed by Overture to be true with respect to the subject matter of this Section, but Overture nonetheless intends to, and does hereby fully, finally, and forever release any and all such claims, as described above, without regard to the subsequent discovery or existence of such different or additional facts.
ARTICLE III
TERM OF LICENSE
          3.1 Unless sooner terminated in accordance with this Agreement, the licenses granted hereunder shall continue for the entirety of the term of the last to expire (including by a final determination of invalidity or unenforceabilty) of the Licensed Patents (the “Term”).
ARTICLE IV
ROYALTIES
          4.1 As consideration for the rights and releases granted hereunder, and including payment for Licensee’s manufacture, offer for sale, sale and use, performance and exploitation under the Licensed Patents prior to the Effective License Date, Licensee shall owe and pay to Overture the sum of $664,000 (the “Upfront Payment”). *** The amount of the Upfront Payment is inclusive of any applicable taxes under any jurisdiction worldwide. Licensee acknowledges that the Upfront Payment is nonrefundable. ***
          4.2 In addition, as further consideration for the rights and releases granted in this Agreement and the ongoing and valuable business relationship between the parties, Licensee shall pay to Overture a royalty rate of *** through the Term, after which no further royalty payments shall be due under this Agreement. The amount of the Royalty Rate is inclusive of any applicable taxes under any jurisdiction worldwide. Licensee acknowledges that all royalty payments made under this Agreement are nonrefundable.
          4.3 Overture and Licensee are simultaneously entering into an agreement entitled Yahoo! Publisher Network Service Order (“Service Order”) and dated the same as the Effective License Date herein. The Royalty Rate will be *** so long as the “Service Order” (or any amended or successor version thereof) or other commercial agreement involving the

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Licensee’s distribution of an Overture paid search product between the parties to this Agreement remains in force and effect.
          4.4 The parties recognize that it would be inconvenient, from both an accounting and an operational point of view, to attempt to identify the amounts of Gross Revenue derived by Licensee in each country where Licensed Patents are in force and effect and to segregate those amounts from Gross Revenue derived by Licensee in countries where no Licensed Patents may be in force and effect. Accordingly, for their joint convenience, the parties have elected a royalty rate applicable to Gross Revenue earned or payable to Licensee worldwide during the Term of the License.
ARTICLE V
PAYMENTS AND REPORT
          5.1 The total amount of the Upfront Payment shall be paid, as provided in Section 4.1.
          5.2 Within *** after the end of each *** in which royalty payments are owed pursuant to this Agreement, Licensee shall furnish to Overture *** in a form mutually agreed by the parties, and certified by the Chief Financial Officer and another officer of Licensee to be correct to the best of Licensee’s knowledge and information, setting forth *** payable thereon with respect to the preceding Quarter. Each *** shall be accompanied by Licensee’s payment of the amount due. All payments under this Agreement shall be in U.S. dollars.
          5.3 Any payments, or portions thereof, more than *** overdue will bear a late payment fee of *** or, if lower, the maximum rate allowed by applicable law.
ARTICLE VI
BOOKS AND RECORDS
          6.1 Licensee shall maintain complete and accurate records and books of account in sufficient detail and form to enable determination and verification of *** until *** are paid by Licensee. During the Term of this Agreement and for a period of *** after expiration or termination of this Agreement, Overture shall have the right, at its expense (except as provided below), to audit those books and records of Licensee that are reasonably necessary to determine Licensee’s compliance with its payment obligations under this Agreement for the purpose of verifying ***. Any audits made pursuant to this Section 6.1 shall be made not more *** written notice, during regular business hours, by independent auditors reasonably acceptable to Licensee. Prior to any audit under this Section 6.1, Licensee will require the auditor to sign a confidentiality agreement reasonably acceptable to the Licensee, and the results of the audit and all information reviewed during such audit will be deemed the Licensee’s confidential information entitled to standard protections against disclosure and use. Such audit will be conducted in accordance with generally accepted auditing standards. The auditor will be entitled to disclose to Overture only whether or not Licensee is in compliance with its payment obligations under this Agreement and, if Licensee is not in compliance, the amount of any non-compliance. The auditor will be prohibited from disclosing any other confidential information of Licensee to Overture without the prior written consent of Licensee. For any audit performed

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hereunder, if the auditor’s calculation of *** over the period being audited is *** then (i) Licensee shall also pay the reasonable cost of the audit and (ii) such audit shall not count against *** under this Section 6.1.
ARTICLE VII
CONFIDENTIALITY
          7.1 The terms of this Agreement are confidential. Notwithstanding the confidentiality of this Agreement, the parties may disclose the existence of this Agreement (but not any of its terms except that it is a royalty bearing license) to any third party; provided, however, that Licensee shall not make any statements to the media or issue any other press releases whatsoever regarding this Agreement without the prior written consent of Overture. If either party is required by a government agency (such as the SEC) to disclose the existence and/or terms of this Agreement, then the disclosing party may make such disclosure; provided that, the disclosing party shall (i) promptly notify the other party of such requirement, (ii) provide the other party with a reasonable opportunity to review and consent to such disclosure, which consent shall not be unreasonably withheld, and (iii) reasonably cooperate with the other party to seek confidential treatment or to obtain an appropriate protective order to preserve the confidentiality. Each party will use reasonable efforts to give the other party *** prior written notice of its intent to file this Agreement with the SEC or other similar regulatory agency and will work in good faith with the other party for the purpose of agreeing upon and incorporating proposed redactions (such proposed redactions to comply with laws, rules and regulations interpreting securities and other applicable laws); provided that, in the event this Agreement must be filed with the SEC in connection with a Form 8-K, the required prior written notice period shall ***
ARTICLE VIII
TERMINATION
          8.1 Overture may terminate this Agreement in its entirety or for a particular country or website following thirty (30) days written notice to Licensee, in the event Licensee:
               (a) fails to make, within the *** period set by the notice, any payment which is due and payable pursuant to this Agreement and has been in arrears for more than *** or
               (b) commits a material breach of any other obligation of this Agreement that is not cured (if capable of being cured) within the *** set by the notice; or
               (c) becomes insolvent or, a petition in bankruptcy is filed against Licensee and is consented to, acquiesced in or remains undismissed for *** or makes a general assignment for the benefit of creditors, or a receiver is appointed for Licensee, and Licensee does not return to solvency before the expiration of *** period set by the notice.
          8.2 *** In addition, Licensee shall be entitled to terminate this Agreement upon *** written notice to Overture in the event of Overture’s material breach of any of the

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provisions or this Agreement that is not cured (if capable of being cured) within *** period set by the notice.
          8.3 Termination of this Agreement for any reason shall not affect any rights or obligations accrued prior to the effective date of such termination. Without limiting the generality of the foregoing, in the event of a termination under this Agreement (a) Overture shall be entitled to *** specified by Article IV and paid by Licensee prior to effective date of such termination; and (b) the parties’ obligations of confidentiality specified in Article VII, and the provisions of Section 2.3, and Articles VI, IX, and X shall survive the termination of this Agreement. In the event of termination in accordance with this Agreement, Licensee shall pay Overture *** due and payable as of the date of termination within *** of the date of termination.
          8.4 The rights provided in this Article VIII shall be in addition and without prejudice to any other rights which the parties may have with respect to any breach or violations of the provisions of this Agreement.
          8.5 Waiver by either party of a single default or breach or of a succession of defaults or breaches shall not deprive such party of any right to terminate this Agreement pursuant to the terms hereof upon the occasion of any subsequent default or breach.
ARTICLE IX
WARRANTIES; INDEMNIFICATION
          9.1 Overture represents and warrants that it owns the entire right, title, and interest in and to the Licensed Patents. Overture makes no representations or warranties that any Licensed Patent is valid, or that the manufacture, use, performance or that the exploitation of the Licensee System does not infringe upon any patent or other rights of a third party.
          9.2 OVERTURE MAKES NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OF OR FITNESS OF THE LICENSED PATENTS FOR A PARTICULAR PURPOSE.
          9.3 Subject to the terms and conditions of this Agreement, Licensee shall defend, indemnify and hold harmless Overture from and against any and all third-party claims, demands, damages, losses and expenses of any nature (including reasonable attorney’s fees) arising from or in connection with the use by Licensee or its customers of any apparatus, method or process related to the Licensed Patents.
ARTICLE X
MISCELLANEOUS
          10.1 This Agreement may not be amended except by written agreement signed by both of the parties. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes all previous written and oral agreements and communications relating to the subject matter of this Agreement.
          10.2 Any notice, report, approval or consent required or permitted hereunder shall be sufficient only if personally delivered, delivered by a internationally recognized

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commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its address set forth on the signature page hereto or as amended by notice pursuant to this section.
          10.3 Licensee and Overture shall comply with all foreign and United States federal, state, and local laws, regulations, rules and orders applicable to the license granted hereunder and the subject matter set forth herein. The parties agree that they are each independent contractors and nothing in this Agreement will be deemed to establish a joint venture, partnership, agency or employment relationship between the parties. Neither party has the right or authority to assume or create any obligation or responsibility on behalf of the other.
          10.4 The parties shall *** any notices referencing the Licensed Patents and the license granted hereunder on all websites where the Licensed System is displayed, used or operated, which currently only includes www.epilot.com. Other than such Licensed Patents notices, and except as specifically provided herein or any agreement between the parties, Licensee shall not use the name Overture or Yahoo! for any purpose without the prior written consent obtained from Overture in each instance.
          10.5 Neither this Agreement nor any licenses or other rights granted under this Agreement may be transferred, assigned or otherwise hypothecated by Licensee, directly or indirectly, voluntarily or involuntarily, in whole or in part, by operation of law or otherwise, without the express prior written consent of Overture, which shall not be unreasonably withheld, and any attempted transfer or assignment without such consent shall be void. Overture agrees that (i) it shall provide Licensee *** of a written request for such consent *** Notwithstanding any provision of this Section 10.5, in the event of any Change of Control, neither this Agreement nor any licenses or other rights granted under this Agreement may be *** without the express prior written consent of Overture, which consent may be withheld in Overture’s sole discretion, for any or no reason.
          10.6 Notwithstanding Section 10.5, either party may terminate this Agreement without liability to the other party upon the existence of a Change in Control by Licensee ***
          10.7 This Agreement shall be governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. Both parties consent to the jurisdiction and venue of the California state and U.S. federal courts in Los Angeles County for all actions related to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their duly authorized representatives.

OVERTURE SERVICES, INC.		INTERCHANGE CORPORATION

By:	/s/ Ted Meisel	By:	/s/ Douglas S. Norman

Name: Ted Meisel		Name: Douglas S. Norman
Title: President		Title: CFO

Overture Services, Inc.		Interchange Corporation
74 North Pasadena Avenue		One Technology Drive, Building G
Pasadena, CA 91103		Irvine, CA 92618

Attention: Jeanine L. Hayes, Esq.		Attention: Doug Norman
Telephone: 626-685-5600		Telephone: (949) 789-5214
Facsimile: 626-685-5601		Facsimile: (949) 784-0880